EXHIBIT 10.2

PROMISSORY NOTE

PRINCIPAL AMOUNT:	$50,000

INTEREST RATE:	0% Simple Interest

BORROWER:	Pacific Blue Energy Corp.

LENDERS:	George M. Buckingham and Viki K. Buckingham, individually and on behalf of the George M. Buckingham and Viki K. Buckingham Family Limited Liability Partnership

DUE DATE:	The Due Date hereunder shall be 30 days from the Closing Date of that certain Membership Interest Purchase Agreement by and between the parties hereto, of which this Note is a part.

THIS PROMISSORY NOTE IS EXECUTED IN REFERENCE TO AND IN CONJUNCTION WITH THAT CERTAIN MEMBERSHIP INTEREST PURCHASE AGREEMENT BETWEEN BORROWER AND LENDERS EXECUTED AND DATED CONCURRENTLY HEREWITH.

This Promissory Note is made and to be effective as of the Closing Date, by and between Pacific Blue Energy Corp., a Nevada corporation (the “Borrower”) and George M. Buckingham and Viki K. Buckingham, individually and on behalf of the George M. Buckingham and Viki K. Buckingham Family Limited Liability Partnership (the "Lenders").

1.

Payment. For value received the Borrower promises to pay the Lenders the principal amount of $50,000 on or before the Due Date.

2.

Due Date. The Due Date hereunder shall be 30 days from the Closing Date of that certain Membership Interest Purchase Agreement by and between the parties hereto.

3.

Prepayment. Prepayment of principal and interest may be made at any time, without penalty.

4.

Default.  Borrower will be in default if any of the following occur:

a.

Borrower fails to make any payment when due;

b.

Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or in any other agreement or loan Borrower has with Lender;

c.

Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect;

d.

Borrower becomes Insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any Bankruptcy or insolvency laws;

e.

Any of the events described in this default section occurs with respect to any guarantor of this Note.

5.

Events of Acceleration; Default. The entire unpaid principal balance and accrued interest under this Note shall become immediately due and payable upon:

a.

Borrower fails to make any payment when due;

b.

The date when the Borrowers’ continuous service with the Company terminates for any reason;

c.

The failure of the Borrower to pay when due the entire unpaid principal balance and accrued interest under this Note;

d.

The filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act (Title 11 of the United States Code), as amended or recodified from time to time, or under any other law relating to bankruptcy, insolvency, reorganization or other relief for debtors;

e.

The appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of the Borrower;

f.

The execution by the Borrower of a general assignment for the benefit of creditors;

g.

The insolvency of the Borrower or the Borrower’s failure to pay his or her debts as they become due; or

h.

Any attachment or like levy on any property of the Borrower.

7.

Attorneys Fees.  Borrower agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be applicable to the entire Note.

8.

Governing Law.  This Note shall be governed and construed in accordance with the laws of the State of California.

9.

Method of Payment.  Principal and interest shall be payable in lawful money of the United States. Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law at the date of execution hereof.

IN WITNESS WHEREOF, this Promissory Note was executed on April ______, 2010.

BORROWER

/s/ Joel Franklin

Joel Franklin - President